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                                                                     EXHIBIT 5.1

                       [COHEN & GRIGSBY, P.C. LETTERHEAD]



Board of Directors of
F.N.B. Corporation
Hermitage Square
Hermitage, PA  16148

Gentlemen:

         We have been asked as to render this opinion in connection with the filing by F.N.B. Corporation, a Pennsylvania corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission to register shares of the Company's common stock, par value $2.00 per share (the "Common Stock"), to be issued to the shareholders of Seminole Bank, a Florida bank ("Seminole"), upon consummation of the merger of Seminole with and into Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States that will be a wholly-owned subsidiary of the Company ("Interim")(the "Merger") in accordance with the terms of the Agreement and Plan of Merger (the "Agreement") dated as of February 2, 1998 among the Company, Southwest Banks, Inc. and Seminole.

         We have not represented the Company in connection with the negotiation, execution or delivery of the Agreement or the Merger. In rendering this Opinion, we have made no investigation or inquiry other than review of the Agreement, the draft Registration Statement, the resolutions adopted by the Executive Committee of the Board of Directors of the Company on January 19, 1998 with respect to the Merger, the Agreement and the transactions related thereto and the Company's Articles of Incorporation and Bylaws, as amended. In all such reviews, we have assumed the genuineness of all signatures on originals and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photocopies.

         Based upon such examination, and subject to compliance with applicable federal and state securities and "Blue Sky" laws, in our opinion the shares of Common Stock to be issued to the shareholders of Seminole upon consummation of the Merger, when issued in accordance with the terms of the
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Board of Directors of
F.N.B. Corporation
March 30, 1998
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Agreement, will be validly issued, fully-paid and non-assessable shares of
Common Stock of the Company.

         We hereby consent to the reference to us in the Prospectus of the Company and Proxy Statement of Seminole constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    /s/ Cohen & Grigsby, P.C.
                                    COHEN & GRIGSBY, P.C.